Exhibit A

to the Global Securities Lending Agency Agreement,

Between CITIBANK, N.A, As the Agent

and the Lender

LIST OF DESIGNATED HC CAPITAL TRUST ACCOUNTS*

1.	No more than 5% of aggregate HCT fund assets should be lent at any time

2.	No more than 10% of the assets of any one of the Designated Accounts should be lent at any time

3.	Only securities with spread of 100 bps or more should be lent

*	See List of Designated Accounts below:

Portfolio Name/Specialist Manager	STT Account #
The Value Equity Portfolio
AllianceBernstein L.P.	12VE
Cadence Capital Management	14VG
Parametric Portfolio Associates, LLC	17V1

The Institutional Value Equity Portfolio
AllianceBernstein L.P.	12VF
Cadence Capital Management	14VI
Parametric Portfolio Associates, LLC	17V2

The Growth Equity Portfolio
Jennison Associates LLC	11VA
Sustainable Growth Advisers	11V5
Mellon Capital Management	12VS
Parametric Portfolio Associates, LLC	17V3

The Institutional Growth Equity Portfolio
Jennison Associates LLC	12V1
Sustainable Growth Advisers	12V3
Mellon Capital Management	12VU
Parametric Portfolio Associates, LLC	17V4

The Small Capitalization - Mid Capitalization Equity Portfolio
Frontier Capital Management Company, LLC	11VG
Mellon Capital Management	11VE
IronBridge Capital Management LP	11V2
Pzena Investment Management, LLC	14V1
Cupps Investment Management	14VL
Mellon Capital Management	14VU
Ariel Investments	15VN
Parametric Portfolio Associates, LLC	17V5

The Institutional Small Capitalization Mid Capitalization Equity Portfolio
	Frontier Capital Management Company, LLC	12V6
	IronBridge Capital Management LP	12V8
	Pzena Investment Management, LLC	14V3
	Cupps Investment Management	14VM
	Mellon Capital Management	14VW
	Parametric Portfolio Associates, LLC	17V6

The Real Estate Securities Portfolio
	Wellington Management Company, LLP	12V0
	Parametric Portfolio Associates, LLC	17V7

The Commodity Related Securities Portfolio
	Wellington Management Company, LLP	12VJ
	Wellington Management Company, LLP (Cash)	14VE
	PIMCO	12VL
	Mellon Capital Management	14VQ
	Wellington Management Company, LLP (CFC)	12VQ
	PIMCO (CFC)	12VR
	Parametric Portfolio Associates, LLC	17V8

The International Equity Portfolio
	Causeway Capital Management LLC	12VD
	Artisan Partners Limited Partnership	12VA
	Capital Guardian Trust Company	12VB
	Cadence Capital Management	14V7
	Lazard	14VS
	Mellon Capital Management	15VH
	Parametric Portfolio Associates, LLC	17V9

The Institutional International Equity Portfolio
	Causeway Capital Management LLC	12VD
	Artisan Partners Limited Partnership	12VA
	Capital Guardian Trust Company	12VB
	Cadence Capital Management	14V7
	Lazard	14VS
	Mellon Capital Management	15VJ
	Parametric Portfolio Associates, LLC	17WA

The Emerging Markets Portfolio
	Boston Company Asset Management, LLC	14V4
	Mellon Capital Management	14V5
	Parametric Portfolio Associates, LLC	17WB
	RBC Global Asset Management (UK) Limited	17WJ

The Core Fixed Income Portfolio
	Agincourt Capital Management LLC	14VB
	Mellon Capital Management	14VD
	Mellon Capital Management Corp (Effective 01/08/13 Old: Blackrock)	14VA

The Fixed Income Opportunity Portfolio
	Fort Washington Investment Advisors, Inc.	15VB
	Parametric Portfolio Associates, LLC	17WD

The US Corporate Fixed Income Portfolio
	Agincourt Capital Management LLC	12VX

The ESG Growth Portfolio
	Cadence Capital Management	17VI
	Mellon Capital Management Corp	17VJ
	Parametric Portfolio Associates, LLC	17WE

The Catholic SRI Growth Portfolio
	Cadence Capital Management	17VW
	Mellon Capital Management Corp	17VU
	Parametric Portfolio Associates, LLC	17WF

To the extent the custodian listed above is not Citibank, N.A., the Lender agrees to give irrevocable instructions to the applicable custodian substantially in the form of those set out in Annex 1 to this Exhibit A.

CITIBANK, N.A., as Agent			HC Capital Trust, as Lender

By:	/s/ Richard Kissinger		By:	/s/ Colette Bergman
	Name:	Richard Kissinger		Name:	Colette Bergman
	Title:	Director		Title:	Vice President & Treasurer

Dated as of:	9/22/16